EXHIBIT 99.2
From: David Barlow
To: John Babich; David Epstein; Daniel Frank; Scott Gottlieb; Yvonne Greenstreet; Joe Limber; Tony Martin;
David Stack; Lionel Sterling; Harry Stylli
Cc: Jim Lenehan
Sent: Tue Dec 30 23:54:01 2008
Dear All:
After careful consideration of the significant and sustained disagreements I have with the Board of Directors of Molecular Insight Pharmaceuticals regarding business philosophy, strategy and practice, I hereby resign from said Board effective immediately.
Given the Company’s strong product pipeline, technology base and cash position, as compared to biopharmaceutical industry standards, and the recently announced positive clinical results for Zemiva, the Board should reconsider its approach to enhancing shareholder value.
Sincerely yours,
David S. Barlow